Exhibit 32.1

Certifications of

Chief Executive Officer and Chief Financial Officer

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the

Sarbanes-Oxley Act of 2002

I, David W. Barry, Chief Executive Officer of Pursuit Attractions and Hospitality, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Pursuit Attractions and Hospitality, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in Pursuit Attractions and Hospitality, Inc.’s Quarterly Report on Form 10-Q fairly presents, in all material respects, Pursuit Attractions and Hospitality, Inc.’s financial condition and results of operations.

Date: May 9, 2025	By: /s/ David W. Barry
David W. Barry
President and Chief Executive Officer

I, Michael Heitz, Chief Financial Officer of Pursuit Attractions and Hospitality, Inc, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Pursuit Attractions and Hospitality, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in Pursuit Attractions and Hospitality, Inc.’s Quarterly Report on Form 10-Q fairly presents, in all material respects, Pursuit Attractions and Hospitality, Inc.’s financial condition and results of operations.

Date: May 9, 2025	By: /s/ Michael Heitz
Michael Heitz
Chief Financial Officer